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                                                                 EXHIBIT 10.24.b


                           SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE is made and entered into as of this 1/ST/ day of March, 1999 by and between P & R INVESTMENT COMPANY, a California General Partnership, (hereinafter referred to as "LESSOR"), and IMAGE ENTERTAINMENT, INC., a California corporation, (hereinafter referred to as "LESSEE").

                                   WITNESSETH
                                   ----------

A. WHEREAS, LESSOR and LESSEE did heretofore on December 1, 1993, enter into a LEASE ("LEASE"), in which LESSOR rented to LESSEE an industrial building commonly known as 9333 Oso Avenue, Chatsworth, CA 91311 whose legal description is:

     Lots 8 and 9, Tract 31225, recorded in Book 843, pages 62-65 in the office of the Los Angeles County Recorder.

for a term of six (6) years commencing on April 1, 1994 and ending on March 31, 2000, and;

B.   WHEREAS, the parties first amended this lease on August 20, 1996.

C.   WHEREAS, the parties wish to mutually extend the Lease.

NOW THEREFORE, it is agreed to by and between the parties as follows:

1.   Lease is hereby extended to April 30, 2004.

2. The rent for the extended period of time (April 1, 2000 through April 30, 2004) shall be as follows:

Commencing on April 1, 2000 and on each and every April 1 thereafter, the monthly rent of $17,450.00 shall be subject to adjustment, upward only, in proportion to that increase, if any in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, (Los Angeles/Anaheim/Riverside, All Items, 1982-84=100) hereinafter referred to as "C.P.I." for the previous year (twelve months) period terminating the third month (i.e. January) prior to the date of adjustment (i.e. April). This is used so that the parties will know the latest full year CPI changes by the time the April 1/st/ rent is due. This annually adjusted rent shall commence on April 1 of each year automatically without notice. If notice to Lessee by Lessor is not made by March 1, then the previous rent shall be paid and the additional adjustment paid within ten (10) days of notice to Lessee by Lessor of the actual increase. In the event said Index shall have been discontinued, the most nearly comparable index shall be substituted therefore.

3. Except as herein modified and amended, all of the terms and conditions of said LEASE dated December 1, 1993 shall be and remain in full force and effect.

4. Since LESSEE is a Corporation, each individual executing this SECOND AMENDMENT TO LEASE on behalf of said Corporation represents and warrants that he/she is duly authorized to execute and deliver this SECOND AMENDMENT TO LEASE on behalf of said Corporation.

5. This SECOND AMENDMENT TO LEASE shall bind the parties hereto, their personal representatives, successors and assigns. This SECOND AMENDMENT TO LEASE shall be governed by the laws of the State of California.
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IN WITNESS WHEREOF, the parties have executed this SECOND AMENDMENT TO LEASE on the day and year first written above.

at:  Los Angeles, California

LESSOR:                                 LESSEE:

P & R INVESTMENT CO., by:               IMAGE ENTERTAINMENT, INC., by:

/s/ SANFORD P. PARIS                    /s/ MARTIN W. GREENWALD
----------------------------            -----------------------------------
Sanford P. Paris,                       Martin W. Greenwald,
General Partner                         its President and CEO

/s/ MAX RAMBERG                         /s/ DAVID BORSHELL
----------------------------            -----------------------------------
Max Ramberg,                            David Borshell,
General Partner                         its Sr. Vice President of Sales,
                                        Marketing and Operations